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                                                                       Exhibit 9



                       THE L. S. STARRETT COMPANY 401(k)
                      STOCK SAVINGS PLAN TRUST AGREEMENT


          This Agreement, made and entered into this 20th day of March, 1986, by and between THE L. S. STARRETT COMPANY, a Massachusetts corporation (the "Company"), and Richard C. Newton, Douglas A. Starrett, and Roger U. Wellington, Jr. (hereinafter, "Trustees"):

                                  WITNESSETH:

          WHEREAS the Company has adopted The L. S. Starrett Company 401(k) Stock Savings Plan (the "Plan"), which is a stock bonus plan intended to qualify under section 401(a) of the Internal Revenue Code of 1954, as amended (the "Code") and containing a cash or deferred feature intended to qualify under section 401(k) of the Code; and

          WHEREAS the Company and the Trustees desire to enter into this trust agreement in connection with the establishment of a trust under the Plan;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Trustees agree as follows:

          Article 1. Meaning of Terms. Except as otherwise provided herein or as the context otherwise requires, terms used herein shall have the same meaning as given them in the Plan.

          Article 2. Contributions to the Trust. The Trustees shall receive any contributions paid to them in cash or in the form of such other property as shall have been delivered to it. All contributions so received together with the income therefrom and any other increment in
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respect thereof (the "Trust Fund") shall be held, invested, reinvested and administered by the Trustees pursuant to the terms of this Agreement without distinction between principal and income. The Trustees shall not be responsible for the calculation or collection of any contribution under or required by the Plan, but shall be responsible only for cash and other property received by it pursuant to this Agreement.

          Article 3. Payments from the Trust. The Trustees shall from time to time, on the written directions of the Savings Plan Committee, make distributions out of the Trust Fund to such persons in such amounts and for such purposes as may be specified in the written directions of the Savings Plan Committee. To the extent permitted by law, the Trustees shall be under no liability for any distribution made pursuant to the direction of the Savings Plan Committee. Any written direction of the Savings Plan Committee shall constitute a certification that the distribution or payment so directed is one which the Savings Plan Committee or its designated representative is authorized to direct.

          Article 4. General Duties of Trustees. The Trustees will accept and hold in trust contributions made by the Company on behalf of Participants. In furtherance of the purposes of the Plan, as described therein, it is intended that the Trust assets be invested in the common stock of the Company (the "Common Stock"). To the extent that Company contributions are made in Common Stock, the Trustees will be expected to retain such Common Stock. To the extent Company contributions are made in cash, the Trustees will be expected to acquire Common Stock either from other shareholders or directly from the Company. Nothing in this Article 4, however, shall be deemed to restrict the Trustee's ability to invest assets of the Trust in the promissory notes of Participants to the extent required in connection with the
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making of loans to Participants under the Plan.  To the extent consistent with the foregoing, the Trust may hold temporary investments other than Common Stock and may hold such portion of the Trust Fund uninvested as it deems advisable for making distributions.

          The Trustees shall determine the fair market value of the Trust Fund as of the close of business on each Valuation Date, and shall perform such record keeping and other services as shall be agreed upon by the Trustees and the Company.

          Article 5.  Voting of Stock.

                 (a) The Trustees shall, in their discretion, vote shares of Common Stock not credited to the accounts of Participants.

                 (b) The Trustees shall vote Common Stock credited to the accounts of Participants only in accordance with the directions of the Participants to whose accounts such shares have been credited.

          Article 6. Powers of Trustee. Subject to the provisions of the Plan and this Agreement, the Trustees are hereby authorized and empowered:

                 (a) To deal with all or any part of the Trust Fund within the limits prescribed herein;

                 (b) To enforce by suit or otherwise, or to waive, their rights on behalf of the Trust Fund, and to defend claims asserted against them or the Trust Fund, provided that the Trustees are indemnified to their satisfaction against liability and expenses;

                 (c) To employ at the expense of the Company, with the Company's consent, such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the trust or assets thereof;
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                 (d)  To compromise, adjust and settle any and all claims
          against or in favor of them or the Trust Fund;

                 (e) If so directed by the Savings Plan Committee, to withhold any and all amounts from distributions from the Trust Fund as may be required to be withheld under the Code and applicable regulations;

                 (f) To make, execute, acknowledge and deliver any and all instruments that they deem necessary or appropriate to carry out the powers herein granted;

                 (g) To open and make use of such bank accounts as they deem appropriate (and if any successor trustee hereunder is a bank, such accounts, if bearing a reasonable rate of interest, may be with such trustee) and to authorize any person to draw checks thereon;

                 (h) To hold securities unregistered, or to register them in their own name or in the name of nominees;

                 (i) In accordance with Section 405(b)(1)(B) of ERISA, to allocate, by written instrument and with the consent of the Company, specific responsibilities, obligations and duties among themselves;

                 (j) At the direction of the Savings Plan Committee and in accordance with the Plan, to make loans from the Trust Fund to Participants;

                 (k) To enforce any right, obligation or claim in the Trustees' absolute discretion and in general to protect in any way the interest of the Trust Fund, either before or after default with respect to any such right, obligation or claim, provided that
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          the Trustees are indemnified to their satisfaction against liability and expense, and, in case they consider such action for the best interests of the Trust Fund, in their absolute discretion to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal, which at any time may be held by them;

                 (l) To cause any investment in the Trust Fund to be registered in or transferred into their name as Trustees or the name of their nominee or nominees or to retain any such investment unregistered or in form permitting transferability by delivery, or to hold securities with any depository under their nominee, provided that the books and records of the Trustees must at all times show that all such investments are part of the Trust Fund; and

                 (m) To do all acts which the Trustees may deem necessary or proper and to exercise any and all powers of the Trustees under this Trust Agreement under such terms and conditions as they may deem to be for the best interests of the Trust Fund.

          Article 7. Taxes. All real and personal property taxes, income taxes and other taxes of any and all kinds whatsoever (except under Section 4975 of the Internal Revenue Code) upon or in respect of the Trust or any money, income or property forming a part thereof, shall be paid by the Trustees out of principal or income of the Trust as the Trustees, in their discretion, shall determine; and the payment thereof and the payment of all other costs, expenses or compensation paid out of the Trust pursuant to authority granted herein shall be deemed to be for the exclusive benefit of the Participants of the Plan.
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          Article 8.  Accounts.  The Trustees will keep full accounts of all receipts and disbursements and other transactions hereunder. Within 90 days after the close of each Plan Year, upon termination of the Trust, and at such other times as may be appropriate, the Trustees will determine the then worth of the Trust Fund and will render to the Company an account of their administration of the Trust during the period since the last such accounting, including all allocations made by them during such period. To the extent permitted by the law, the written approval of any account by the Company will be final and binding, as to all matters and transactions stated or shown therein upon the Company, the Savings Plan Committee, the Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Company to notify the Trustees within 60 days after the receipt of any account of its objection to the account will be the equivalent of written approval. If the Company files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account, and the Company and the Trustees cannot amicably settle the questions raised by such objections, the Trustees will have the right to have such questions settled by judicial proceedings. Nothing herein contained will be construed so as to deprive the Trustees of the right to have a judicial settlement of their accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustees and the Company.

          Article 9. Compensation and Expenses of Trustees. The Trustees will serve without compensation except as may from time to time otherwise be agreed upon by the Company and the Trustees. Unless paid by the Company or by a distributee in connection with a distribution from the Trust Fund, all expenses of the Trust, including without limitation reasonable legal
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fees, compensation of the Trustees, and all taxes of any nature whatsoever including interest and penalties, assessed against or imposed upon the Trustee or the Trust Fund or the income thereof, will constitute a charge upon the Trust Fund and will be paid out of the Trust Fund. Any amount so paid out of the Trust Fund, unless allocable to the account of a particular distributee, will be apportioned among the individual accounts of Participants as the Savings Plan Committee may direct, or, in the absence of such direction, as the Trustees may determine.

          Article 10. Removal or Resignation of Trustees. Any Trustee may be removed by the Company at any time upon 60 days' notice in writing to the Trustee or upon such shorter period of notice as may be satisfactory to the Company and the Trustees. Any Trustee may resign at any time upon 60 days' notice in writing to the Company or upon such shorter period of notice as may be satisfactory to the Company and the Trustee. Upon such removal or resignation of a Trustee, the Company shall appoint and designate a successor Trustee, who will qualify as such by delivering a written acceptance of the Trust to the Company. Any successor Trustee will have the same powers and duties as those conferred on the Trustees named herein. Upon removal or resignation of any or all Trustees, the Trustees will take such action, including the execution of such instruments of assignment and transfer and other documents, as may reasonably be requested by the Company in order to confirm the title of the successor Trustee to the assets of the Trust Fund.

          Article 11. Actions by the Company. Any action by the Company, including for this purpose the Savings Plan Committee, pursuant to any of the provisions of this Trust Agreement will be evidenced by a written instrument signed by an authorized officer of the
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body or bodies so acting, and the Trustees will to the extent permitted by law be fully protected in acting in accordance with such instrument. The Trustees will be entitled to rely on the latest certificate it has received from the Company as to any person or persons authorized to act for the Company hereunder and to sign on behalf of the Company any directions or instructions, until it receives from the Company written notice that such authority has been revoked.

          Article 12. Amendment and Termination. The Company reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of this Trust Agreement or to terminate this Trust Agreement by notice thereof in writing delivered to the Trustees; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Trustees may be made without the Trustees' written consent.

          Article 13. Disputes as to Payments. If any dispute arises as to the persons to whom payment or delivery of any funds or property is to be made by the Trustees, the Trustees may retain such payment and postpone such delivery until adjudication of such dispute has been made by a court of competent jurisdiction, or until the Trustees have been indemnified to their satisfaction against loss, or until such dispute has been settled by the persons concerned.

          Article 14. Non-Alienability of Benefits. No benefits payable at any time from the Trust shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Neither any Plan benefit nor the Trust Fund shall be liable in any manner for, or subject
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to, the debts or liabilities of any person entitled to any benefits hereunder.
Notwithstanding anything provided herein to the contrary, benefits under the Plan may be paid to an alternate payee pursuant to a Qualified Domestic Relations Order, as that term is defined in Code Section 414(p). The Savings Plan Committee shall establish reasonable procedures to determine whether a domestic relations order is a Qualified Domestic Relations Order under Code
Section 414(p).

          Article 15. Exclusive Benefit. Except as otherwise permitted by the Plan, no part of the corpus or income of the Trust shall be used for or diverted to any purpose other than for the exclusive benefit of the Participants and their beneficiaries, or the payment of expenses as herein provided.

          Article 16. Liability for Predecessor or Successor. No successor trustee hereunder shall in any way be liable or responsible for any actions or omissions of any prior trustee in the administration of the Trust or the assets comprising the Trust Fund prior to the date such successor trustee assumes its obligations hereunder, nor shall any prior trustee in any way be liable or responsible for any actions or omissions of any successor trustee, except as ERISA may otherwise require.

          Article 17. Action by Majority Vote. A majority of the Trustees at the time in office may do any act which this Agreement authorizes or requires the Trustees to do; and the action of such majority expressed from time to time by vote at a meeting or in writing without a meeting will constitute the action of the Trustees and will have the same effect for all purposes as if assented to by all of the Trustees at the time in office. The Trustees may authorize any one or more of them to execute any document or documents on behalf of all of them, including
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without limitation checks drawn on any bank accounts maintained from time to time for the Trust.

          Article 18. Indemnification of Trustees. The Company agrees to indemnify and defend to the fullest extent of the law any Employee or former Employee who in good faith serves or has served in the capacity of Trustee against any liability, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by his having occupied a fiduciary position in connection with the Trust.

          Article 19. Construction. Except to the extent that Federal law controls, this Trust Agreement will be construed, enforced and administered according to the laws of The Commonwealth of Massachusetts.

          Article 20. Miscellaneous.

                  (a) The titles to the Articles in this Agreement are placed herein for convenience only, and in case of any conflict the text of this instrument, rather than such titles, shall control.

                  (b) In case any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if said illegal and invalid provisions had never been inserted therein.

                  (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.
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                  (d)  This Agreement shall be binding upon the respective
          successors and assigns of the Company and the Trustees.

                  (e) Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

                  (f) Communications to the Trustees shall be sent c/o the Company at its principal offices or to such other address as the Trustees may specify in writing. No communication shall be binding upon the Trustees until it is received by the Trustees. Communications to the Company, including for this purpose the Savings Plan Committee, shall be sent to the Company's principal offices or to such other address as the Company may specify in writing.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and the Trustees have hereunto set their hands, all as of the day and year first above written.

                                         THE L. S. STARRETT COMPANY


/s/ Richard C. Newton                    By:  /s/ Douglas A. Starrett
- ---------------------------------             -----------------------
Richard C. Newton, Trustee                    Title:

/s/ Douglas A. Starrett
- ---------------------------------
Douglas A. Starrett, Trustee

/s/ Roger U. Wellington, Jr.
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Roger U. Wellington, Jr., Trustee
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                       THE L. S. STARRETT COMPANY 401(k)
                      STOCK SAVINGS PLAN TRUST AGREEMENT


                                First Amendment

          Pursuant to Article 12 of The L. S. Starrett 401(k) Stock Savings Plan Trust Agreement (the "Agreement"), The L. S. Starrett Company hereby amends
Article 5 of the Agreement, effective immediately, as follows:

          "Article 5.  Voting of Stock.

                 (a) The Trustees shall, in their discretion, vote shares of Common Stock not credited to the accounts of Participants.

                 (b) The Trustees shall vote Common Stock credited to the accounts of Participants ("allocated shares") in accordance with the directions of the Participants to whose accounts such Common Stock has been credited. The Trustees shall vote allocated shares for which no directions are timely received in proportion to the ways in which the Trustees vote those allocated shares for which timely directions are received."

          IN WITNESS WHEREOF, The L. S. Starrett Company has caused this instrument of amendment to be executed by its duly authorized officer this 7th day of March, 1990.

                                 THE L. S. STARRETT COMPANY


                                 By:  /s/ Roger U. Wellington, Jr.
                                      ----------------------------

The Trustees hereby
acknowledge receipt of the
foregoing Amendment, and
consent thereto, as of the
7th day of March, 1990.

/s/ Roger U. Wellington, Jr.
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/s/ Douglas A. Starrett
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/s/ Richard C. Newton
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